UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2007

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Borrowing Base Revolving Line of Credit Agreement

On August 6, 2007, William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly-owned subsidiary of William Lyon Homes (the “WLH”), and California National Bank (“CNB”), entered into that certain Extension and Modification Agreement, effective as of July 10, 2007 (the “Modification”).

The Modification modifies and extends that certain Borrowing Base Revolving Line of Credit Agreement dated July 10, 2006 entered into between California Lyon and CNB (the “Agreement”). Pursuant to the Modification, the Maturity Date under the Agreement has been extended to July 10, 2008. In addition, the Minimum Liquidity covenant has been revised to require WLH to maintain at all times Available Liquidity (as defined in the Agreement) of $20,000,000, of which no less than $10,000,000 shall consist of aggregate unpledged, unreserved and unrestricted cash and Cash Equivalent Investments (as defined in the Agreement).

This description is qualified in its entirety by the full text of the Modification, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

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Item 2.03	Creation of a Direct Financial Obligation.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Extension and Modification Agreement dated as of August 2, 2007 by and between William Lyon Homes, Inc., a California corporation, and California National Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES
Dated August 15, 2007

	By:	/s/ W. Douglass Harris
W. Douglass Harris
Senior Vice President, Corporate Controller and Corporate Secretary

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EXHIBIT INDEX

Exhibit	Description
10.1	Extension and Modification Agreement dated as of August 2, 2007 by and between William Lyon Homes, Inc., a California corporation, and California National Bank.

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